                                                                   Exhibit 10.27




                      -----------------------------------


                           STOCK PURCHASE AGREEMENT


                                     among


                               THE PANTRY, INC.,


                         FS EQUITY PARTNERS IV, L.P.,

                                      and


                          CB CAPITAL INVESTORS, L.P.


                      -----------------------------------


                           Dated as of July 2, 1998

                      -----------------------------------

                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----

ARTICLE I     THE TRANSACTIONS....................................   1
      1.1     Purchase and Sale...................................   1
      1.2     Purchase Price......................................   1
      1.3     Closing Matters.....................................   1
      1.4     Time and Place of Closing...........................   2
      1.5     Fees and Expenses...................................   2

ARTICLE II    REPRESENTATIONS AND WARRANTIES
              OF THE PURCHASERS...................................   2
      2.1     Organization........................................   2
      2.2     Authority...........................................   2
      2.3     No Violation........................................   3
      2.4     Brokers.............................................   3
      2.5     Securities Act Representation.......................   3

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......   4
      3.1     Corporate Organization..............................   4
      3.2     Capital Stock.......................................   4
      3.3     Newly Issued Shares.................................   5
      3.4     Authority...........................................   5
      3.5     No Violation........................................   6
      3.6     Litigation..........................................   6
      3.7     Financial Statements and SEC Reports................   7
      3.8     Absence of Certain Changes or Events................   7
      3.9     Brokers; Certain Expenses...........................   7
      3.10    Small Business Matters..............................   7

ARTICLE IV    COVENANTS AND AGREEMENTS............................   8
      4.1     Delivery of Financial Statements and Other Documents   9

ARTICLE V     MISCELLANEOUS.......................................   9
      5.1     Notices.............................................  10
      5.2     Headings; Agreement.................................  11
      5.3     Publicity...........................................  11
      5.4     Entire Agreement....................................  11
      5.5     Conveyance Taxes....................................  11
      5.6     Assignment..........................................  11
      5.7     Counterparts........................................  11

      5.8     Amendment...........................................  11
      5.9     Governing Law.......................................  12
      5.10    Third Party Beneficiaries...........................  12
      5.11    Limitation of Liability.............................  12



EXHIBITS

Exhibit A   Amended and Restated Stockholders' Agreement
Exhibit B   Amended and Restated Registration Rights Agreement


SCHEDULES

Schedule A  Schedule of Purchasers
Schedule B  Outstanding Shares of Common Stock and Equivalents

                           STOCK PURCHASE AGREEMENT
                           ------------------------



          STOCK PURCHASE AGREEMENT ("Agreement"), dated as of July 2, 1998, among The Pantry, Inc., a Delaware corporation (the "Company"), FS Equity Partners IV, L.P., a Delaware limited partnership ("FSEP IV"), and CB Capital Investors, L.P., a Delaware limited partnership ("Chase"). FSEP IV and Chase are sometimes collectively referred to herein as the "Purchasers" and individually as a "Purchaser".

                               R E C I T A L S:
                               - - - - - - - -

          A. The Purchasers have purchased from the Company an aggregate amount of 43,478 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), for $575.00 per share of Common Stock in the amounts and for the consideration set forth opposite each such Purchaser's name on Schedule
                                                                       --------
A attached hereto; and
-

          B. The Board of Directors of the Company (the "Board") has ratified this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein.

                              A G R E E M E N T:
                              - - - - - - - - -

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, and in order to set forth the terms and conditions of the transactions described herein, the parties hereby agree as follows:


                                   ARTICLE I

                               THE TRANSACTIONS

          1.1  Purchase and Sale.  Upon the terms and subject to the conditions
               -----------------
set forth in this Agreement, at the Closing, as defined below, the Purchasers have purchased from the Company and the Company has sold to the Purchasers 43,478 shares of Common Stock.

          1.2  Purchase Price.  The purchase price paid by the Purchasers for
               --------------
the shares of Common Stock they acquired was $575.00 per share of Common Stock.

          1.3  Closing Matters.  At the Closing (a) each Purchaser will have
               ---------------
wire transferred in same day funds to the Company the sums set forth opposite such Purchaser's name on Schedule A in payment of the purchase price for the
                         ----------
shares of Common Stock to be
purchased by such Purchaser and (b) the Company shall deliver a certificate or certificates to such Purchaser, representing the shares of Common Stock purchased thereby.

          1.4  Time and Place of Closing.  The consummation of the transactions
               -------------------------
contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. New York time, at the offices of the Company at 1801 Douglas Drive, Sanford, North Carolina 27330 on July 2, 1998 or at such other time, place or date as the parties hereto shall agree upon in writing (the "Closing Date").

          1.5  Fees and Expenses.  The Company shall on the first business day
               -----------------
after the Closing Date, pay to FS & Co. Incorporated a transaction fee of One Million Dollars ($1,000,000), by wire transfer in same day funds.


                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES
                               OF THE PURCHASERS

          Each Purchaser, severally as to itself only and not as to any other Purchaser, represents and warrants to the Company, to the extent applicable, as follows:

          2.1  Organization.  Purchaser is a limited partnership duly organized,
               ------------
validly existing and in good standing under the laws of the State of Delaware.

          2.2  Authority.  Purchaser has full partnership power and authority to
               ---------
execute and deliver this Agreement, the Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement") the form of which agreement is attached hereto as Exhibit A, the Amended and Restated Registration Rights Agreement, the form of which agreement is attached as Exhibit B hereto (the "Registration Rights Agreement," and, together with the Stockholders' Agreement and the Registration Rights Agreement, the "Ancillary Agreements"), and to consummate the transactions contemplated on its part hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Purchaser. No other action on the part of Purchaser or its partners is necessary to authorize the execution and delivery of this Agreement or the Ancillary Agreements by Purchaser or the performance by Purchaser of its obligations hereunder or thereunder. Each of this Agreement and each of the Ancillary Agreements has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding agreement of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each other agreement to be executed by Purchaser in connection with this Agreement will be duly executed and delivered by Purchaser and (assuming due execution and delivery by the other party or parties thereto) will constitute a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent that indemnification with respect to securities laws violations may be held void as against public policy.

          2.3  No Violation.  The execution and delivery of this Agreement and
               ------------
the Ancillary Agreements by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby, will not (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Purchaser, (b) require the consent, waiver, approval, license or authorization of or any filing by Purchaser with any person or governmental authority (other than such consents, waivers, approvals, licenses and authorizations and filings as shall have been or will be timely made or obtained by or on behalf of Purchaser) or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or bylaw, partnership agreement, indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which Purchaser is subject or by which Purchaser is bound and which would have an adverse effect on the ability of Purchaser to perform its obligations under this Agreement and the Ancillary Agreements.

          2.4  Brokers.  Purchaser has not paid or become obligated to pay any
               -------
fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement, it being acknowledged and agreed that no Purchaser shall be liable to FS & Co. Incorporated or any affiliate thereof with respect to the fee payable by the Company pursuant to Section 1.5.

          2.5  Securities Act Representation.  Purchaser was not formed or
               -----------------------------
organized for the purpose of purchasing the shares of Common Stock purchased hereunder and is an "accredited investor" as defined in Rule 501 promulgated as part of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser is not purchasing shares of Common Stock with a view to a distribution or resale of any of such shares in violation of any applicable securities laws. In making its decision to invest in shares of Common Stock, Purchaser has relied upon independent investigations made by Purchaser and, to the extent believed by it to be appropriate, has relied on investigations made by Purchaser's representatives, including Purchaser's own legal, accounting, investment, financial, tax and other professional advisors and Purchaser has been afforded an opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the current financial and operational condition of the Company, the Company's prospects, the terms of each of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby and such Purchaser's investment in such shares of Common Stock.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY

          The Company represents and warrants, except as disclosed on the schedules (the "Disclosure Schedules") attached hereto, each of which disclosures shall reference the applicable Section hereof to which it applies, to each Purchaser as follows:

          3.1  Corporate Organization.  The Company is a corporation duly
               ----------------------
organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed could reasonably be expected, individually or in the aggregate, to have a material and adverse effect upon the financial condition or results of operations of the Company and its subsidiaries, considered as a whole (a "Material Adverse Effect").

          3.2  Capital Stock.  (a) As of the date hereof, the authorized capital
               -------------
stock of the Company consists in its entirety of (i) Three Hundred Thousand (300,000) shares of Common Stock, of which (A) One Hundred Eighty-Six Thousand Twenty-Nine (186,029) are issued and outstanding and are held of record by the persons and in the amounts set forth on Schedule B hereto, (B) Forty-Six
                                        ----------
Thousand (46,000) are reserved for issuance upon exercise of two (2) Common Stock Purchase Warrants (the "Warrants") and are held of record by the persons and in the amounts set forth on Schedule B hereto and (C) Sixty-Seven Thousand Nine Hundred Seventy-One (67,971) are authorized but unissued and none of which are held by the Company as treasury shares, and (ii) One Hundred Fifty Thousand (150,000) shares of Preferred Stock, of which (A) Fifty Thousand (50,000) shares have been designated as the Series A Preferred Stock of the Company (the "Series A Stock"), none of which shares of Series A Stock are issued and outstanding and none of which are held by the Company as treasury shares and (B) Twenty-Five Thousand (25,000) shares have been designated as the Series B Preferred Stock of the Company (the "Series B Stock"), of which Seventeen Thousand Five Hundred (17,500) shares of Series B Stock are issued and outstanding and none of which are held by the Company as treasury shares.

               (b) Following the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, there will be (i) Two Hundred Twenty-Nine Thousand Five Hundred Seven (229,507) shares of Common Stock outstanding and Forty-Six Thousand (46,000) Shares of Common Stock reserved for issuance on exercise of the Warrants, (ii) no shares of Series A Stock outstanding, (iii) Seventeen Thousand Five Hundred (17,500) shares of Series B Stock outstanding, and (iv) except for the Warrants, no outstanding options, warrants or other similar securities.

               (c) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights with respect thereto and were issued in compliance with all applicable federal and state securities laws and regulations. Except with respect to the Stockholders' Agreement, there are no voting trusts or other agreements, arrangements or understandings with respect to the voting of the capital stock of the Company to which the Company is a party or, to the best of the Company's knowledge, to which any other person is a party. Except as contemplated hereby or as set forth in the Disclosure Schedules, there are no preemptive rights, registration rights, subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company (collectively, "Preemptive Rights") and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire or sell, issue or otherwise transfer any shares of capital stock.

           3.3  Newly Issued Shares.
                -------------------

               (a) The shares of Common Stock sold and issued by the Company to the Purchasers pursuant to the terms of this Agreement have been duly authorized and, when issued as contemplated hereby at the Closing, will be validly issued, fully paid and non-assessable and no person has Preemptive Rights with respect to such shares. At the Closing, the Purchasers will acquire good and marketable title to the shares of Common Stock, free and clear of any and all security interests, liens, claims, pledges, encumbrances or other rights of any kind (collectively, "Encumbrances"), except as may exist under the Stockholders' Agreement, as amended by the Amendment.

               (b) The shares of Common Stock sold and issued by the Company to the Purchasers pursuant to the terms of this Agreement will be issued in compliance with all applicable federal and state securities laws and regulations.

          3.4  Authority.  The Company has full corporate power and authority to
               ---------
execute and deliver this Agreement and the Ancillary Agreements to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated on its part hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement and the consummation of the transactions contemplated on its part hereby and thereby have been duly authorized by the Board, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution and delivery of this Agreement or the Ancillary Agreements by the Company or to consummate the transactions contemplated on its part hereby or thereby. Each of this Agreement and each of the Ancillary Agreements has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent that indemnification with respect to securities laws violations may be held void as against public policy.

          3.5  No Violation.  The execution, delivery and performance of this
               ------------
Agreement and the Ancillary Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby will not (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company or any of its subsidiaries, (b) require the consent, waiver, approval or authorization of or any filing by the Company or any of its subsidiaries with any person or governmental authority,
(c) violate, result (with or without notice or the passage of time, or both) in a breach of, or give rise to the right to terminate, accelerate or cancel any obligation under, or require the payment of any fee, or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of the charter documents of the Company or any of its subsidiaries, or any indenture, mortgage, lien, order, judgment, ordinance, regulation, decree or other agreement or instrument to which the Company or any of its subsidiaries is subject or bound which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or interfere in any way with the Company's ability to consummate the transactions contemplated by this Agreement or the Ancillary Agreements, (d) result in the creation of any Encumbrance upon any property of the Company or any of its subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (e) result in a loss or adverse modification of any license, permit, certificate, franchise or contract granted to or otherwise held by the Company or any of its subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          3.6  Litigation.  Except as disclosed in the SEC Filings, as defined
               ----------
below, there are no actions, proceedings, complaints, grievances, investigations or unfair labor practice complaints or grievances or investigations pending or, to the best of the Company's knowledge, threatened, against the Company or any of its subsidiaries, assets or property before any court or governmental or regulatory authority or body or arbitrator, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no such actions, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or, to the best knowledge of the Company, pending or threatened against any other party challenging the validity or propriety of the transactions contemplated by this Agreement. Except as disclosed in the SEC Filings, none of the Company or any of its subsidiaries, assets or property is subject to any order, judgment, injunction or decree, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          3.7  Financial Statements and SEC Reports.  The Company has delivered
               ------------------------------------
to the Purchasers true and complete copies of the Company's Annual Report on Form 10-K for the fiscal year ended September 24, 1997 (the "1997 10-K"), as filed with the Securities and Exchange Commission (the "SEC") on December 23, 1997, and all filings made with the SEC since September 24, 1997, including, without limitation, the Company's Quarterly Report on Form 10-Q for the quarter ended December 25, 1996, as filed with the SEC on February 9, 1998, the Company's Quarterly Report on Form 10-Q for the quarter ended March 26, 1998, as filed with the SEC on May 11, 1998, and any financial statements or schedules included or incorporated by reference therein (collectively, the "SEC Filings"). As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its subsidiaries included in the SEC Filings were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto and except that the quarterly financial statements do not contain all of the footnote disclosures required by GAAP for annual financial statements) and present fairly the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated.

          3.8  Absence of Certain Changes or Events.  Since March 26, 1998 the
               ------------------------------------
Company and its subsidiaries have conducted their respective businesses in the ordinary course.

          3.9  Brokers; Certain Expenses.  Except as set forth in Section 1.5,
               -------------------------
the Company has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with any of the transactions contemplated by this Agreement.

          3.10 Small Business Matters.
               ----------------------

               (a) The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, (S) 121.103), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended ("SBIA"), and the regulations thereunder, including Title 13, Code of Federal Regulations (S) 121.301(c). The information set forth in the Small Business Administration Forms 480, 652 and Parts A and B of Form 1031 regarding the Company and its affiliates that have been executed and delivered to Chase is accurate and complete.

               (b) The proceeds from the sale of Common Stock will be used by the Company for the purpose of future unspecified acquisitions by the Company of other entities in a similar line of business as the Company. No portion of such proceeds will be used (i) to provide capital to a corporation licensed under the SBIA, (ii) to acquire farm land, (iii) to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of the Company and its subsidiaries (examples include motion pictures and electric generating plants), or (iv) for any purpose contrary to the public interest (including, but not limited to, activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of 13 C.F.R. (S) 107.720.

               (c) Neither the Company's nor any of its subsidiaries' primary business activity involves, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and neither the Company nor any of its subsidiaries is classified under Major Group 65 (Real Estate) of the SIC Manual. The assets of the business of the Company and its subsidiaries (the "Business") will not be reduced or consumed, generally without replacement, as the life of the Business progresses, and the nature of the Business does not require that a stream of cash payments be made to the Business's financing sources, on a basis associated with the continuing sale of assets (examples of such businesses would include real estate development projects and oil and gas wells). See 13 C.F.R. (S) 107.720.

               (d) The proceeds from the sale of the Common Stock to Chase at the Closing will not be used substantially for a foreign operation, and at Closing or within one year thereafter, no more than 49 percent of the employees or tangible assets of the Company and its subsidiaries will be located outside the United States (unless the Company can show, to the SBA's satisfaction, that the proceeds from the sale of Common Stock to Chase at the Closing will be used for a specific domestic purpose). This subsection (d) does not prohibit such proceeds from being used to acquire foreign materials and equipment or foreign property rights for use or sale in the United States.


                                   ARTICLE IV

                           COVENANTS AND AGREEMENTS

          4.1  Delivery of Financial Statements and Other Documents.  So long as
               ----------------------------------------------------
the Purchasers and/or their respective successors and assigns hold any shares of Common Stock, the Company shall deliver the following financial statements and other documents to such parties:

               (a) The Company shall deliver to the Purchasers, as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, a statement of operations for such fiscal year, a balance sheet of the Company as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail and prepared in accordance with GAAP.

               (b) The Company shall deliver to the Purchasers, as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited statement of operations, balance sheet, and statement of cash flows of the Company for such fiscal quarters as of the end of such fiscal quarters.

               (c) The Company shall deliver to the Purchasers, as soon as practicable, but in any event within thirty (30) days after the end of each month, an unaudited statement of operations, balance sheet, and statement of cash flows of the Company for such month and for the fiscal year-to-date.

               (d) The Company shall deliver to the Purchasers prior to the close of each fiscal year, an operating budget for the next fiscal year forecasting the Company's revenues, expenses and cash position, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months.

               (e) The Company shall deliver to the Purchasers, as soon as practicable, but in any event within ten (10) days of receipt by the Company, copies of any management letters of the Company's accountants.

               (f) The Company shall promptly deliver to the Purchasers: (1) notice of any defaults under any material contracts or agreements; (2) notice of any material litigation; and (3) copies of all filings with the SEC.

               (g) The Company shall deliver to the Purchasers, as soon as practicable, all other information reasonably requested by the Purchasers, where such information is readily available and may be reduced to written form.

                                   ARTICLE V

                                 MISCELLANEOUS

          5.1  Notices.  All notices and other communications given or made
               -------
pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by commercial carrier or registered or certified mail (postage prepaid, return receipt requested) or transmitted by facsimile to the parties at the following addresses and numbers:

               (a)  If to FSEP IV, to:

                    c/o Freeman Spogli & Co.
                    11100 Santa Monica Boulevard
                    Suite 1900
                    Los Angeles, California  90025
                    Attention:  Mr. William M. Wardlaw
                    Facsimile No.:  (310) 444-1870

                    with a copy to:

                    Freeman Spogli & Co. Incorporated
                    599 Lexington Avenue
                    18th Floor
                    New York, New York  10022
                    Attention:  Todd W. Halloran
                    Facsimile No.:  (212) 758-7499


               (b)  If to the Company, to:

                    The Pantry, Inc.
                    1801 Douglas Drive
                    Sanford, North Carolina  27330
                    Attention:  William Flyg
                    Facsimile No.:  (919) 774-3329

               (c)  If to Chase, to:

                    CB Capital Investors, L.P.
                    380 Madison Avenue, 12/th/ Floor
                    New York, NY  10017
                    Attention:  Christopher Behrens
                    Facsimile No.:  (212) 622-3101

or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date actually received.

          5.2  Headings; Agreement.  The headings contained in this Agreement
               -------------------
are inserted for convenience only and do not constitute a part of this Agreement. The term "Agreement" for purposes of representations and warranties hereunder shall be deemed to include any Exhibits hereto to be executed and delivered by a party.

          5.3  Publicity.  So long as this Agreement is in effect, the parties
               ---------
hereto shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement or the Ancillary Agreements without the consent of the other parties, which consent shall not be unreasonably withheld or delayed.

          5.4  Entire Agreement.  This Agreement (including any Disclosure
               ----------------
Schedules and Exhibits hereto) constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          5.5  Conveyance Taxes.  The Company agrees to assume liability for and
               ----------------
to hold the Purchasers harmless against any sales, use, transfer, stamp, stock transfer, real property transfer or gains, and value added taxes, any transfer, registration, recording or other fees, and any similar taxes incurred as a result of the transactions contemplated hereby.

          5.6  Assignment.  This Agreement and all of the provisions hereof
               ----------
shall be binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in the Ancillary Agreements or any Exhibits hereto, and except for an assignment of rights, interests or obligations by Purchasers after the Closing, neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties.

          5.7  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

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

          5.8  Amendment.  This Agreement may be amended by the parties hereto.
               ---------
This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto, provided that after the Closing this Agreement may be amended without each party's written agreement, but no such amendment shall be enforceable against any party which has not signed such amendment.

          5.9  Governing Law.  The validity and interpretation of this Agreement
               -------------
shall be governed by the laws of the State of North Carolina, without reference to the conflict of laws principles thereof.

          5.10 Third Party Beneficiaries.  This Agreement is not intended to
               -------------------------
confer upon any other person any rights or remedies hereunder.

          5.11 Limitation of Liability.  In no event shall any partner or
               -----------------------
representative of any Purchaser or of any partnership which is a partner of any Purchaser or any partner of any such partnership, or any direct or indirect stockholder, officer, director, partner or any other such person, be personally liable for any obligation of any Purchaser under this Agreement. In no event shall recourse with respect to the obligations under this Agreement of any Purchaser be had to the assets or business of any person other than such Purchaser.






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                                       12

   IN WITNESS WHEREOF, each of the Purchasers and the Company have caused this Agreement to be signed by a duly authorized officer, partner or other person, all as of the date first written above.



COMPANY:                                THE PANTRY, INC.,
                                        a Delaware corporation


                                        By: /s/ Charles P. Rullman
                                            ------------------------------
                                            Name: Charles P. Rullman
                                                  ------------------------
                                            Its: Vice President
                                                 -------------------------

          FSEP IV:                      FS EQUITY PARTNERS IV, L.P.,
                                        a Delaware limited partnership

                                        By:   FS Capital Partners LLC
                                              Its: General Partner

                                        By: /s/ Jon D. Ralph
                                            ------------------------------
                                            Name: Jon D. Ralph
                                                  ------------------------
                                            Title:
                                                  ------------------------


CHASE:                                  CB CAPITAL INVESTORS, L.P.,
                                        a Delaware limited partnership

                                        By: CB Capital Investors, Inc.
                                        Its:  General Partner


                                        By: /s/ Christopher Behrens
                                            -----------------------------
                                            Name:
                                                 ------------------------
                                            Title:
                                                  -----------------------

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